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   BALLARD SPAHR ANDREWS & INGERSOLL, LLP                       BALTIMORE, MD
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          LAWYERS@BALLARDSPAHR.COM                             WILMINGTON, DE



                                      March 14, 2003


PBHG Funds
c/o Pilgrim Baxter & Associates, Ltd.
1400 Liberty Ridge Drive
Wayne, PA  19087-5593

                  RE: PROPOSED REORGANIZATION OF PBHG LIMITED FUND AND PBHG NEW OPPORTUNITIES FUND
                       FEDERAL INCOME TAX CONSEQUENCES

Ladies and Gentlemen:

                  With reference to the Registration Statement on Form N-14 (the "Registration Statement") filed on March 14, 2003, by PBHG Funds, a Delaware statutory trust ("PBHG"), with the Securities and Exchange Commission in connection with the proposed transactions (each, a "Transaction" and together the "Transactions") contemplated by the Plans of Reorganization (each, a "Plan" and together the "Plans") adopted by PBHG, acting on behalf of PBHG Emerging Growth Fund (the "Acquiring Fund") and PBHG Limited Fund, and on behalf of the Acquiring Fund and PBHG New Opportunities Fund (PBHG Limited Fund and PBHG New Opportunities Fund, collectively, the "Acquired Funds"), which Plans are described in the Registration Statement and filed as Exhibits thereto, we hereby confirm that the discussion set forth under the caption "Additional Information About the Plans of Reorganization-Federal Income Tax Consequences" in the Registration Statement provides a summary of the material federal income tax consequences that would be generally relevant to the shareholders of the Acquired Funds receiving shares of the Acquiring Fund in the Transactions and accurately describes the opinions (each, a "Closing Opinion" and together the "Closing Opinions") that we anticipate rendering at the closing of the Transactions ("Closing").

                  Our delivery of each of the respective Closing Opinions is conditioned upon (a) the corresponding Transaction taking place in the manner described in the respective Plan and (b) there being no change in the Internal Revenue Code, United States Treasury regulations, judicial decisions or administrative rulings and pronouncements of the Internal Revenue Service between the date hereof and the date of Closing. As described in the section of the Registration Statement referenced above, the Closing Opinions will be further conditioned upon our receiving such executed letters of representation from PBHG as we shall request.

                  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement and in the Proxy Statement and Prospectus included therein. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

                                Very truly yours,

                              /s/ Ballard Spahr Andrews & Ingersoll, LLP